EXHIBIT 99.1
                             PRESS RELEASE
                        For Immediate Release


Date:       October 17, 2005
Contact:    Bruce W. Teeters, Sr. Vice President
Phone:      (386) 274-2202
Facsimile:  (386) 274-1223

        CONSOLIDATED TOMOKA ANNOUNCES THIRD QUARTER EARNINGS

      DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (AMEX-CTO) announced today net income of $2,688,847 or $.47 per share and earnings before depreciation, amortization and deferred taxes (EBDDT) of $2,734,245 or $.49 per share for the quarter ended September 30, 2005. The comparable numbers for the third quarter of 2004 were net income of $732,535 or $.13 per share and EBDDT of $1,120,425 or $.20 per share. For the nine months ended September 30, 2005, net income totaled $12,622,406 or $2.23 basic earnings per share, compared with net income of $1,092,529 or $.19 per share in 2004. EBDDT totaled $16,107,728 or $2.85 per share in 2005's first nine months, compared with $2,303,698 or $.41 per share in 2004 for the same period.

      EBDDT is being provided to reflect the impact of the Company's business strategy of investing in income properties. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understanding the Company's operating results.

      William H. McMunn, president and chief executive officer, stated, "Third quarter operating results improved due to higher land sales and growing income property revenues compared with the same quarter of 2004. Six free-standing income properties have been acquired during 2005, bringing the total inventory to twenty-two properties located in Florida, Georgia and North Carolina. Profits for the quarter were also positively impacted by reduced stock option expense accruals. The company has a backlog of contracts expected to close during the fourth quarter of 2005."

      Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in converting Company owned timber lands into a portfolio of income properties strategically located throughout the Southeast, and development, management and sale of targeted real estate properties. Visit our website at www.consolidatedtomoka.com

                       EARNINGS NEWS RELEASE

                                                         QUARTER ENDED
                                                 ----------------------------
                                                 SEPTEMBER 30,   SEPTEMBER 30,
                                                     2005            2004
                                                 ------------    ------------
REVENUES                                           $6,678,289      $4,194,731

NET INCOME                                         $2,688,847      $  732,535

EARNINGS PER SHARE:

 BASIC                                                  $0.47           $0.13

 DILUTED                                                $0.47           $0.13



                       EARNINGS NEWS RELEASE

                                                       NINE MONTHS ENDED
                                                 ----------------------------
                                                 SEPTEMBER 30,   SEPTEMBER 30,
                                                     2005            2004
                                                 ------------    ------------
REVENUES                                          $36,383,906     $12,345,077

NET INCOME                                        $12,622,406     $ 1,092,529

EARNINGS PER SHARE:

 BASIC                                                  $2.23           $0.19

 DILUTED                                                $2.20           $0.19




















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            RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
             DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES


                                                         QUARTER ENDED
                                                   --------------------------
                                                  SEPTEMBER 30,  SEPTEMBER 30,
                                                      2005           2004
                                                  ------------   ------------
Net Income                                         $ 2,688,847     $  732,535

Add Back:

     Depreciation and Amortization                     452,202        348,465

     Deferred Taxes                                   (406,804)        39,425
                                                     ---------       --------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                  $ 2,734,245     $1,120,425
                                                    ==========      =========

EBDDT Per Share                                          $0.49          $0.20
                                                         =====          =====

            RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
             DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES

                                                       NINE MONTHS ENDED
                                                   --------------------------
                                                   SEPTEMBER 30, SEPTEMBER 30,
                                                       2005          2004
                                                   -----------   ------------
Net Income                                         $12,622,406     $1,092,529

Add Back:

     Depreciation and Amortization                   1,277,275        964,412

     Deferred Taxes                                  2,208,047        246,757
                                                     ---------       --------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                  $16,107,728     $2,303,698
                                                    ==========      =========

EBDDT Per Share                                          $2.85          $0.41
                                                         =====          =====
EBDDT - Earnings Before Depreciation, Amortization, and Deferred
Taxes. EBDDT is not a measure of operating results or cash flows from operating activities as defined by accounting principles generally accepted in the United States of America. Further, EBDDT is not necessarily indicative of cash availability to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity. The Company believes, however, that EBDDT provides relevant information about operations and is useful, along with net income, for an understanding of the Company's operating results.

EBDDT is calculated by adding depreciation, amortization, and deferred income taxes to net income as they represent non-cash charges.

                     CONSOLIDATED-TOMOKA LAND CO.
                      CONSOLIDATED BALANCE SHEET

                                                      UNAUDITED
                                                    SEPTEMBER 30,    DECEMBER 31,
                                                         2005           2004
                                                    ------------    -----------
ASSETS
Cash                                                $  3,604,674   $    273,911
Restricted Cash                                        1,634,357     27,717,882
Investment Securities                                 16,879,903      3,642,785
Notes Receivable                                         490,000      4,425,252
Land and Development Costs                             9,689,237      9,821,988
Intangible Assets                                      4,378,892      2,726,763
Other Assets                                           2,033,115      2,034,530
                                                      ----------     ----------
                                                    $ 38,710,178    $50,643,111
                                                      ----------     ----------
Property, Plant and Equipment:
 Land, Timber and Subsurface Interests              $  2,255,979   $  2,091,080
 Golf Buildings, Improvements and Equipment           11,371,524     11,345,915
 Income Properties Land, Buildings and Improvements   87,577,787     58,703,711
 Other Furnishings and Equipment                       1,821,044      1,228,400
                                                      ----------     ----------
  Total Property, Plant and Equipment                103,026,334     73,369,106
Less Accumulated Depreciation and Amortization        (5,886,851)    (4,791,243)
                                                      ----------     ----------
 Net - Property, Plant and Equipment                  97,139,483     68,577,863
                                                      ----------     ----------
 TOTAL ASSETS                                       $135,849,661   $119,220,974
                                                     ===========    ===========
LIABILITIES
Accounts Payable                                    $    361,308   $    405,609
Accrued Liabilities                                    6,138,637      3,895,125
Income Taxes Payable                                   1,195,296        658,040
Deferred Income Taxes                                 28,142,522     25,934,475
Notes Payable                                          7,353,955      8,716,976
                                                      ----------     ----------
     TOTAL LIABILITIES                              $ 43,191,718   $ 39,610,225
                                                      ----------     ----------
SHAREHOLDERS' EQUITY
Common Stock                                           5,667,796      5,641,722
Additional Paid in Capital                             3,665,006      2,176,184
Retained Earnings                                     83,693,326     72,316,660
Accumulated Other Comprehensive Loss                 (   368,185)   (   523,817)
                                                      ----------     ----------
     TOTAL SHAREHOLDERS' EQUITY                       92,657,943     79,610,749
                                                      ----------     ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $135,849,661   $119,220,974
                                                     ===========    ===========

                           "Safe Harbor"

    Certain statements contained in this press release (other than the statements of historical fact are forward-looking statements. The words "believe," "estimate," "expect," "intend," "anticipate," "will," "could," "may," "should," "plan,""potential," "predict," "forecast,"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

    The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2005, and thereafter include many factors that are beyond the Company's ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the market demand of the Company's real estate parcels, income properties, timber and other products; the impact of competitive real estate; changes in pricing by the Company or its competitors; the costs and other effects of complying with environmental and other regulatory requirements; losses due to natural disasters; and changes in national, regional or local economic and political conditions, such as inflation, deflation, or fluctuation in interest rates.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.
















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